Exhibit 99.2

RPG Holdings, Inc. and Subsidiary

Consolidated Financial Report

April 27, 2007 and April 28, 2006

RPG Holdings, Inc. and Subsidiary

Table of Contents

April 27, 2007 and April 28, 2006

Page
Independent Auditor’s Report	1

Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6 - 7

Notes to Consolidated Financial Statements	8 - 19

Independent Auditor’s Report

To the Board of Directors

RPG Holdings, Inc.

Chicago, Illinois

We have audited the accompanying consolidated balance sheet of RPG Holdings, Inc. and Subsidiary (the Company) as of April 27, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2007 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 27, 2007, and the results of their operations and their cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/    McGladrey & Pullen, LLP

Chicago, Illinois

July 20, 2007

1

Independent Auditor’s Report

To the Board of Directors

RPG Holdings, Inc.

Chicago, Illinois

We have audited the accompanying consolidated balance sheet of RPG Holdings, Inc. and Subsidiary (formerly Recycled Paper Greetings, Inc. - Note 1) (the Company) as of April 28, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2006 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 28, 2006, and the results of their operations and their cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/    Altschuler, Melvoin and Glasser, LLP

Chicago, Illinois

August 17, 2006

2

RPG Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

April 27, 2007 and April 28, 2006

	2007	2006
	Successor	Successor
Assets

Current assets
Cash and cash equivalents	$7,557,417	$1,585,321
Accounts receivable, trade (net of allowances of approximately $5,782,000 and $5,669,000 in 2007 and 2006, respectively)	21,660,485	25,965,312
Inventories, net	6,179,401	5,869,555
Prepaid expenses and other current assets	1,924,004	3,409,431

Total current assets	37,321,307	36,829,619

Equipment and leasehold improvements, net	4,677,023	1,873,830

Other assets
Deferred financing fees, net	5,889,001	6,054,950
Derivative asset	—	626,194
Goodwill	150,931,728	150,931,728
Other intangible assets, net	99,733,175	110,862,698
Other	813,545	1,657,610

	257,367,449	270,133,180

Total assets	$299,365,779	$308,836,629

Liabilities and Stockholders’ Equity

Current liabilities
Current portion of notes payable, bank	$—	$750,000
Accounts payable, trade	604,557	961,175
Accrued expenses	12,703,061	6,258,181
Due to stockholders		281,546

Total current liabilities	13,307,618	8,250,902

Long-term liabilities
Long-term portion of notes payable, bank	188,798,858	198,187,713
Derivative liability	582,704	—

	189,381,562	198,187,713

Stockholders’ equity	96,676,599	102,398,014

Total liabilities and stockholders’ equity	$299,365,779	$308,836,629

See accompanying notes.	3

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Operations

Years Ended April 27, 2007 and April 28, 2006

	2007	2006
	Successor	(see Note 2)
Net sales	$92,844,773	$87,096,719

Cost of goods sold	17,627,856	19,730,794

Gross profit	75,216,917	67,365,925

Selling, general and administrative expenses	71,875,529	74,221,912

Income (loss) from operations	3,341,388	(6,855,987)

Other income (expense):
Interest expense	(22,710,807)	(8,883,514)
Interest income	317,370	—
Royalty income	—	76,026
Other, net	—	547,197

	(22,393,437)	(8,260,291)

Loss before income taxes	(19,052,049)	(15,116,278)

Income tax expense	460,468	4,297,708

Net loss	$(19,512,517)	$(19,413,986)

See accompanying notes.	4

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

April 29, 2005 through December 5, 2005 (Predecessor)

December 6, 2005 through April 28, 2006 (Successor) and

Year Ended April 27, 2007 (Successor)

	Common Stock *		Additional Paid-in Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)		Total
	Shares Outstanding	Amount

Balance at April 29, 2005 (Predecessor)	1,000	$1,000	$135,148	$26,964,226	$		$27,100,374
Distributions from April 30, 2005 through December 5, 2005				(5,690,972)			(5,690,972)
Capital contributions through December 5, 2005			27,166,102				27,166,102
Net loss from April 30, 2005 through December 5, 2005				(7,518,568)			(7,518,568)
Acquisition of 80.3 percent of stock of Recycled Paper Greetings, Inc. on December 5, 2005 through newly-formed upper-tier entities, RPG Holdings, Inc. and RPG Investment Holdings, LLC	100	(989)	86,365,977	(13,754,686)			72,610,302

Balance, December 5, 2005 (Predecessor)	1,100	11	113,667,227	—		—	113,667,238

(Successor)
Comprehensive loss
Net loss from December 6, 2005 through April 28, 2006				(11,895,418)			(11,895,418)
Net change from periodic derivative evaluation						626,194	626,194

Comprehensive loss							(11,269,224)

Balance, April 28, 2006 (Successor)	1,100	11	113,667,227	(11,895,418)		626,194	102,398,014

Capital contributions			15,000,000				15,000,000

Comprehensive loss
Net loss				(19,512,517)			(19,512,517)
Net change from periodic derivative evaluation						(1,208,898)	(1,208,898)

Comprehensive loss							(20,721,415)

Balance, April 27, 2007 (Successor)	1,100	$11	$128,667,227	$(31,407,935)		$(582,704)	$96,676,599

*	1,000 Class A shares authorized, issued and outstanding; 0.01 par value; voting
*	100 Class B shares authorized, issued and outstanding; 0.01 par value; nonvoting

See accompanying notes.	5

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended April 27, 2007 and April 28, 2006

	2007	2006
	Successor	(see Note 2)
Operating activities
Net loss	$(19,512,517)	$(19,413,986)
Depreciation and amortization	13,322,691	9,132,860
Gain on sale of property and equipment	—	(18,104)
Payment in kind (PIK) interest	611,145	1,937,713
Amortization of deferred financing fees	1,096,068
Bonus expense funded by selling stockholders	—	12,604,254
State replacement taxes funded by selling stockholders	—	4,200,000
Rent and severance expense funded by selling stockholders	—	787,133
Bank fees funded by selling stockholders	—	6,990
Changes in
Accounts receivable, net	4,304,827	5,062,777
Inventories, net	(309,846)	(413,954)
Other current assets	638,729	(2,696,135)
Other assets	—	567,488
Accounts payable, trade	(356,618)	(113,841)
Accrued expenses	6,444,880	399,588

Net cash provided by operating activities	6,239,359	12,042,783

Investing activities
Purchases of equipment and leasehold improvements	(3,380,894)	(998,941)
Other assets	(206,250)	—
Proceeds from sale of equipment and leasehold improvements	—	22,217

Net cash used in investing activities	(3,587,144)	(976,724)

Financing activities
Repayments of term loan borrowing	(10,750,000)	—
Capital contributions	15,000,000	—
Distributions to stockholders	—	(202,690,972)
Proceeds from term loan borrowing	—	197,000,000
Net repayments of line of credit	—	(4,135,000)
Deferred financing fees	(930,119)
Proceeds owed to selling stockholders	—	281,546
Repayments of related-party loans, net	—	(35,000)

Net cash provided by (used in) financing activities	3,319,881	(9,579,426)

Increase in cash and cash equivalents	5,972,096	1,486,633

Cash and cash equivalents
Beginning of year	1,585,321	98,688

End of year	$7,557,417	$1,585,321

Supplemental disclosures of cash flow information
Interest paid	$16,454,611	$8,903,292

Income taxes paid	$461,438	$4,311,813

See accompanying notes.	6

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows, Continued

Years Ended April 27, 2007 and April 28, 2006

	2007	2006
	Successor	(see Note 2)
Supplemental schedule of noncash investing and financing activities
Transfer net book value of completed technology in property and equipment to goodwill at date of acquisition	$—	$2,296,828

Liabilities assumed in connection with business acquisition	$—	$2,528,217

Stock acquisition of Recycled Paper Greetings, Inc.
Assets recognized
Goodwill (approximately $2,300,000 of which was in property and equipment)	$—	$150,931,728
Other intangible assets	—	115,500,000
Deferred financing fees	—	6,511,645
Due from stockholders	—	4,200,000
Prepaid management fees	—	52,778
Liabilities settled
Harris Bank revolving credit note	—	7,205,000
Related-party notes payable and related interest	—	2,362,725
Liabilities incurred
Revolving credit note	—	(770,000)
Expenses paid
Bonuses and related-party employer payroll taxes	—	12,604,254
Rent and severance expense to selling stockholders	—	787,133
Bank fees	—	6,990

	$—	$299,392,253

See accompanying notes.	7

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 1 Nature of Operations and Significant Accounting Policies

Organization— RPG Investment Holdings, LLC (RPG Investments) was formed during 2005 and, on December 5, 2005, through its wholly owned subsidiary, RPG Holdings, Inc. (RPG Holdings) which was also formed during 2005, acquired all of the outstanding stock of Recycled Paper Greetings, Inc. (RPG, Inc.). Concurrent with the aforementioned acquisition, RPG, Inc. acquired the outstanding capital stock of Barnyard Industries, Inc. (Barnyard, an affiliate) and the membership interests owned by the former stockholders of RPG, Inc. in Internet Media International, L.L.C. (IMI). The reporting entity, RPG Holdings, Inc. and Subsidiary, is hereinafter referred to as the Company.

Nature of Operations— The Company is engaged in the design, distribution and sale of greeting cards, stationery and other novelty items to retailers located throughout the United States and Canada. General and administrative activities are conducted from leased office facilities in Chicago, Illinois and distribution activities are conducted from a leased warehouse located in University Park, Illinois.

Principles of Consolidation and Basis of Presentation— From December 6, 2005 through April 27, 2007 (Successor), the consolidated financial statements include the accounts of RPG Holdings and its wholly owned subsidiary, RPG, Inc., and the accounts of RPG, Inc. include its wholly owned subsidiaries, Recycled Paper Greetings Canada Inc., Barnyard and IMI. From April 30, 2005 through December 5, 2005 (Predecessor), the consolidated financial statements include the accounts of RPG, Inc. and its wholly owned subsidiary, Recycled Paper Greetings Canada Inc. All significant intercompany transactions and accounts have been eliminated in consolidation.

Because of the business combination that occurred on December 5, 2005, the acquisition of the stock of Recycled Paper Greetings, Inc. and the resulting change in control and new basis of accounting, certain aspects of the results for 2006 are not comparative with 2007.

Accounting Period— The Company’s financial reporting year is based upon a 52-53 week calendar ending on the last Friday in April. The years ended April 27, 2007 and April 28, 2006 both consisted of 52 weeks.

Use of Estimates— In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Operations— The financial statements of Recycled Paper Greetings Canada, Inc. are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity, and a weighted average exchange rate for each period for revenue and expenses. Translation adjustments are generally required to be recorded in accumulated other comprehensive income (loss) as the local currency of this entity is its functional currency. Adjustments resulting from translation as of and for the years ended April 27, 2007 and April 28, 2006 were not significant.

Cash and Cash Equivalents— The Company defines cash as all highly liquid investments with an original maturity of three months or less. At certain times, the Company’s cash balances held in the United States exceed the amount insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses resulting from this concentration.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Revenue Recognition— Seasonal cards are generally sold with the right of return on unsold merchandise. In addition, the Company provides for estimated returns of these products when those sales to unrelated, third party retailers are recognized. These estimates are based on historical sales returns, the amount of current year sales and other known factors. Accrual rates utilized for establishing estimated return reserves have approximated actual returns experience. Everyday cards are generally sold without the right of return and sales credits are issued at the Company’s discretion for damaged, obsolete and outdated products.

Except for products sold to retailers with a scan-based trading (SBT) arrangement, sales are generally recognized by the Company upon shipment of products to unrelated, third party retailers.

For retailers with an SBT arrangement, the Company owns the product delivered to its retail customers until the product is sold by the retailer to the ultimate customer, at which point the Company recognizes revenue, for both seasonal and everyday products. When a retailer converts to an SBT arrangement, the Company reverses previous sales transactions. Legal ownership of the inventory at the retailer’s stores reverts back to the Company at the time of conversion. The timing and amount of the sales reversal depends on retailer inventory run rates and the estimated timing of the store conversions.

Shipping and Handling Costs— Amounts charged to customers for shipping and handling are included in net sales and the related costs are included in selling, general and administrative expenses (approximately $2,977,000 and $2,717,000 for 2007 and 2006, respectively).

Accounts Receivable and Credit Policies— The Company grants trade credit at various terms to its customers located throughout the United States and Canada. Credit limits and payment terms are established based on evaluations made on an ongoing basis throughout the year. Each customer is reviewed at least annually, with more frequent reviews being performed if necessary based on the customer's financial condition, level of credit being extended, and timeliness of payments. Receivables are valued at management’s estimate of the amount that will be ultimately collected based on historical experience and analysis of specific accounts. Receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The Company estimates the amount of receivables that will be uncollected due to bad debts, sales made with a right of return provision and credits to be issued for customer rebates and unsalable product.

Major Customers— In 2007, sales from two unrelated customers approximated 43 percent of the Company’s 2007 net sales with accounts receivable from such customers amounting to approximately 56 percent of total accounts receivable at April 27, 2007. In 2006, sales from one unrelated customer approximated 33 percent of the Company’s 2006 net sales with accounts receivable from such customer amounting to approximately 57 percent of total accounts receivable at April 28, 2006.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Inventories— Inventories, which consist primarily of finished goods, are stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

Equipment and Leasehold Improvements— Equipment and leasehold improvements are recorded at cost. Provisions for depreciation and amortization are computed under both straight-line and accelerated methods for financial reporting purposes, based on the respective estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. The cost of assets retired or otherwise disposed of and the accumulated depreciation and amortization thereon are removed from the accounts with gain or loss realized upon sale or disposal charged to the consolidated statement of operations. Significant improvements and betterments are capitalized while repairs and maintenance are expensed in the period incurred.

Deferred Financing Fees— Deferred financing fees are carried at cost, net of accumulated amortization, and are amortized as interest expense on a basis which approximates the effective interest rate over the term of the debt.

Intangible Assets and Goodwill— Intangible assets subject to amortization consist of artist agreements, customer relationships, completed technology and non-compete agreements. Such intangible assets are amortized on a straight-line basis over their estimated useful lives, which are generally three to ten years.

Intangible assets whose lives are deemed to be indefinite consist of the Company’s trademarks/tradenames and goodwill.

Relating to goodwill, the Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142), under which goodwill is not amortized but is tested annually for impairment. It is the Company’s policy to perform impairment testing annually on February 28. Goodwill recorded at April 25, 2008 and April 27, 2007, resulted from the purchase of RPG Holdings, Inc. and Subsidiary. No impairment loss was recognized for the period from December 6, 2005 through April 27, 2007.

In accordance with Financial Accounting Standard Board (FASB) Statement No. 144, Accounting for the impairment of Long-Lived Assets (FASB 144), it is the Company’s policy to assess whether impairment indicators exist for its property and equipment and intangible assets. If impairment indicators are present, the Company determines whether the total undiscounted future cash flows from the asset in question are less than the carrying amount of the asset and, if less, recognize an impairment loss equal to the excess of the carrying amounts of the asset in question over its fair value.

Income Taxes— Through December 4, 2005, RPG, Inc. had elected to be treated as an S corporation under the Internal Revenue Code. Under these provisions, federal corporate income taxes were not paid. The provision for income taxes relates to state taxes. Effective December 5, 2005, the Company elected to be taxed as a C corporation and, accordingly, began to account for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires that deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 1 Nature of Operations and Significant Accounting Policies, Continued

for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets may be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date on enactment.

Derivative Instruments— The Company accounts for derivative instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in the fair value of derivatives are either recognized in income or accumulated other comprehensive income (loss), depending on the designated purpose of the derivative.

Accumulated Other Comprehensive Income (Loss)— The Company’s other comprehensive income (loss), as reflected in the accompanying consolidated statements of stockholders’ equity, consists of changes in the fair value adjustment for the interest rate swap.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Advertising and promotion— All costs associated with advertising and promotion are charged to expense as incurred. Advertising and promotion expense was approximately $104,000 and $238,000 for the years ended April 27, 2007 and April 28, 2006, respectively.

Fair value of financial instruments— The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values because the interest rates fluctuate or, if they are fixed, they are based on current rates offered to the Company for debt with similar terms and maturities. The fair value of the Company’s interest rate swaps (used for purposes other than trading) is the estimated amount the Company would pay to terminate these agreements at the reporting date, taking into account current interest rates and the creditworthiness of the counterparty for assets and creditworthiness of the Company for liabilities.

Recent accounting pronouncements— The Financial Accounting Standards Board (“FASB”) has issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FAS 109. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company presently recognizes income tax positions based on management’s estimate of whether it is reasonably possible that a liability has been incurred for unrecognized income tax benefits by applying FASB No. 5, Accounting for Contingencies.

The provisions of FIN 48 will be effective for the Company’s fiscal year ending April 25, 2008. The provisions of FIN 48 are to be applied to all tax positions upon initial application of this standard. Only tax positions that meet more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption.

The cumulative effect of applying the provisions of FIN 48, if any, will be reported as an adjustment to the opening balance of stockholder’s equity for the year of adoption. Management is currently assessing the impact of FIN 48 on the Company’s Consolidated financial position and results of operations.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 2 Acquisition

Effective December 5, 2005, RPG Investments acquired the stock of RPG, Inc. through its subsidiary, RPG Holdings. The former stockholders of RPG, Inc. retained a 19.7 percent ownership interest in that entity by virtue of owning corporations that own 19.7 percent of RPG Investments. The acquisition was accounted for under the provisions of SFAS No. 141, Business Combinations, which requires the use of the purchase method of accounting. Under the purchase method, the total purchase price was allocated to the tangible and separately identified intangible assets acquired based on the estimated fair values as of December 5, 2005, as follows:

Current assets	$49,113,168
Equipment	1,567,665
Intangibles	115,500,000
Deferred financing fees	6,511,645
Other non-current assets	3,135,764
Liabilities assumed	(2,528,217)

173,300,025
Purchase price	324,231,753

Goodwill (excess of purchase price over fair values of assets acquired and liabilities assumed at date of acquisition)	$150,931,728

The following represents the accompanying consolidated statement of operations and cash flows for the year ended April 28, 2006, which presents separately the consolidated statements of operations and cash flows from April 30, 2005 through December 5, 2005 and December 6, 2005 through April 28, 2006:

	Statements of Operations
	April 30, 2005 through December 5, 2005	December 6, 2005 through April 28, 2006	Total for Fiscal Year Ended April 28, 2006
	(Predecessor)	(Successor)
Net sales	$51,359,811	$35,736,908	$87,096,719
Cost of goods sold	9,787,751	9,943,043	19,730,794

Gross profit	41,572,060	25,793,865	67,365,925
Selling, general and administrative expenses	44,619,326	29,602,586	74,221,912

Loss from operations	(3,047,266)	(3,808,721)	(6,855,987)

Other income (expense)
Interest expense	(373,502)	(8,510,012)	(8,883,514)
Other, net	169,400	453,823	623,223

	(204,102)	(8,056,189)	(8,260,291)

Loss before income taxes	(3,251,368)	(11,864,910)	(15,116,278)
Income tax expense	4,267,200	30,508	4,297,708

Net loss	$(7,518,568)	$(11,895,418)	$(19,413,986)

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 2 Acquisition, Continued

	Statements of Cash Flows
	April 30, 2005 through December 5, 2005	December 6, 2005 through April 28, 2006	Total for Fiscal Year Ended April 28, 2006
	(Predecessor)	(Successor)
Operating activities
Net loss	$(7,518,568)	$(11,895,418)	$(19,413,986)
Depreciation and amortization	2,356,422	6,776,438	9,132,860
Payment in Kind (PIK) interest	—	1,937,713	1,937,713
Bonus expense funded by selling stockholders	12,604,254	—	12,604,254
Other	8,694,817	(912,875)	7,781,942

	16,136,925	(4,094,142)	12,042,783

Investing activities
Purchases of equipment	(399,106)	(599,835)	(998,941)
Other	55,808	(33,591)	22,217

	(343,298)	(633,426)	(976,724)

Financing activities
Distributions to stockholders	(5,690,972)	(197,000,000)	(202,690,972)
Increase in related party loans, net	206,885	39,661	246,546
Proceeds from term loan borrowings	—	197,000,000	197,000,000
Net (repayment of) line of credit	(3,365,000)	(770,000)	(4,135,000)

	(8,849,087)	(730,339)	(9,579,426)

Increase (decrease) in cash and cash equivalents	$6,944,540	$(5,457,907)	$1,486,633

Note 3 Equipment and Leasehold Improvements

Equipment and leasehold improvements at April 27, 2007 and April 28, 2006 consist of:

	2007	2006
Computer hardware, software and equipment	$3,109,832	$1,575,866
Transportation equipment	102,939	102,939
Leasehold improvements	307,156	248,277

	3,519,927	1,927,082
Accumulated depreciation and amortization	(795,455)	(210,752)

	2,724,472	1,716,330
Construction in progress	1,952,551	157,500

	$4,677,023	$1,873,830

On December 5, 2005, the property and equipment was restated to their respective fair values and, accordingly, accumulated depreciation and amortization as of such date was eliminated.

Total provisions for depreciation and amortization of equipment and leasehold improvements charged to operations for the years ended April 27, 2007 and April 28, 2006, amounted to approximately $578,000 and $1,215,000, respectively.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 4 Deferred Financing Fees

Deferred financing fees at April 27, 2007 and April 28, 2006 are reflected on the accompanying consolidated balance sheets net of accumulated amortization of approximately $1,553,000 and $457,000, respectively. Amortization expense charged to interest expense for the years ended April 27, 2007 and April 28, 2006 amounted to approximately $1,096,000 and $457,000, respectively.

Note 5 Other Intangible Assets

Other intangible assets at April 27, 2007 and April 28, 2006 consist of:

	2007	2006	Estimated Useful Lives
Artist agreements	$41,400,000	$41,400,000	7 years
Trademarks/tradenames	34,200,000	34,200,000	Indefinite
Customer relationships	30,500,000	30,500,000	4-10 years
Completed technology	8,600,000	8,600,000	7 years
Noncompete agreements	800,000	800,000	3 years

	115,500,000	115,500,000
Accumulated amortization	(15,766,825)	(4,637,302)

	$99,733,175	$110,862,698

Amortization expense charged to operations for the years ended April 27, 2007 and April 28, 2006 amounted to approximately $11,130,000 and $4,637,000, respectively. No amortization expense is being recorded for trademarks/tradenames.

Estimated amortization expense for future years is as follows:

2008	$11,130,000
2009	11,018,000
2010	10,634,000
2011	10,230,000
2012	10,113,000
Thereafter	12,409,000

$65,534,000

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 6 Accrued Expenses

Accrued expenses at April 27, 2007 and April 28, 2006 consist of:

	2007	2006
Salary and wages	$3,643,526	$3,625,573
Royalties	1,756,356	1,409,850
Real estate and other taxes	76,878	226,604
Management fees	125,000	125,000
Insurance	159,308	104,786
Interest	5,239,449	59,332
Professional fees	657,804	59,571
Freight	218,101	—
Other	826,639	647,465

	$12,703,061	$6,258,181

Note 7 Notes Payable

Notes payable at April 27, 2007 and April 28, 2006 consist of:

	2007	2006
Borrowings from Credit Suisse, Cayman Island Branch (CS - see below):
Term loan pursuant to First Lien Credit Agreement	$109,250,000	$120,000,000
Term loan pursuant to Second Lien Credit Agreement	79,548,858	78,937,713

	188,798,858	198,937,713
Current portion	—	(750,000)

	$188,798,858	$198,187,713

On December 5, 2005, the Company entered into two credit agreements (as most recently amended April 27, 2007) with CS which provide for aggregate maximum borrowings of $217,000,000 in the form of a revolving credit facility of up to $20,000,000 and term loan borrowings of $197,000,000. Term loan borrowings of $120,000,000 and $77,000,000 were made pursuant to a First Lien Credit Agreement (Term Loan 1) and Second Lien Credit Agreement (Term Loan 2), respectively.

The revolving credit facility, which matures on December 5, 2010, provides for interest on borrowings at either the alternate base rate (ABR, 8.25 percent at April 27, 2007) plus 2.50 percent per annum or adjusted LIBOR rate (LIBOR, 5.16 percent at April 27, 2007) plus 3.50 percent per annum, as defined in the agreement. There were no borrowings under this facility at April 27, 2007 and April 28, 2006.

Term Loan 1 borrowings (pursuant to the April 27, 2007 amendment) are to be repaid in quarterly installments of principal (commencing March 31, 2009, ranging from $500,000 to $3,750,000 per quarter) and interest (at either the ABR plus 2.50 percent or LIBOR plus 3.50 percent per annum), with the final balance due on December 5, 2011. The effective interest rate on this note was 8.66 percent and 8.63 percent at April 27, 2007 and April 28, 2006, respectively.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 7 Notes Payable, Continued

Term Loan 2 borrowings and unpaid interest (pursuant to the April 27, 2007 amendment) are due December 5, 2012, with interest payable quarterly. Such borrowings bear interest (at either the ABR rate plus 8 percent per annum or adjusted LIBOR rate plus 9 percent per annum), as defined in the agreement, with 1 percent payment-in-kind (PIK) interest, payable at maturity. The PIK interest amounted to $611,145 and $1,937,713 for the years ended April 27, 2007 and April 28, 2006, respectively, which amounts served to increase the related term loan at April 27, 2007 and April 28, 2006. The effective interest rate on this note was 14.36 percent and 14.13 percent at April 27, 2007 and April 28, 2006, respectively.

The agreements with CS contain, among other covenants, provisions setting forth requirements for interest coverage, leverage, first lien leverage, second lien leverage and fixed charge coverage ratios. Borrowings under the CS agreements are secured by all assets of the Company.

Aggregate maturities of long-term debt at April 27, 2007 are as follows:

2008	$—
2009	500,000
2010	9,750,000
2011	12,750,000
2012	86,250,000
Thereafter	79,548,858

$188,798,858

Note 8 Derivative Instruments

To protect the Company from adverse and unexpected interest rate fluctuations, the Company has entered into an interest rate swap to convert a portion of its outstanding debt, which is based on floating interest rates, to fixed rate debt. This derivative instrument has been designated as a cash flow hedging instrument and is reported at fair value. The interest rate swap has a total notional amount of $171,000,000 and expires January 31, 2011.

The swap is utilized to manage interest rate exposure and is designed as a highly effective cash flow hedge. The differential to be paid or received on the swap agreement is accrued as interest rates change and is recognized over the life of the agreement in interest income (expense). Included in accumulated other comprehensive income (loss) is $(582,704) and $626,194, respectively, relating to the fair value of the swap agreement at April 27, 2007 and April 28, 2006, respectively. As the instrument ages towards maturity and/or interest rates increase/decrease, the gain/loss will be reclassified from accumulated other comprehensive income (loss) into earnings.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 9 Income Taxes

The provision for income taxes for the years ended April 27, 2007 and April 28, 2006 consisted solely of state taxes. The 2006 provision resulted primarily from the sale of the stock of RPG, Inc. at December 5, 2005, which was effectively treated for tax reporting purposes as an asset sale.

The primary differences between the statutory and effective tax rates for the period from December 6, 2005 (beginning of the C corporation period) through April 28, 2006, and for the fiscal year ended April 27, 2007, relates to changes in the valuation allowance established for deferred income taxes.

The Company’s net deferred tax position at April 27, 2007 and April 28, 2006 was as follows:

	2007	2006
Gross deferred tax assets	$18,012,000	$6,160,000
Valuation allowance	(12,197,000)	(4,624,000)

	5,815,000	1,536,000
Gross deferred tax liabilities	(5,815,000)	(1,536,000)

	$—	$—

Gross deferred income tax assets at April 27, 2007 and April 28, 2006 consist primarily of (a) a net operating loss carryforward of $31,990,000 and $7,100,000 at April 27, 2007 and April 28, 2006, respectively, (b) uniform capitalization rules (for additional inventory costs), (c) a nondeductible inventory valuation allowance, (d) nondeductible accounts receivable reserves and (e) other intangible and fixed asset amortization and depreciation differences for financial and tax reporting purposes. Gross deferred income tax liabilities at April 27, 2007 and April 28, 2006 consist primarily of (a) amortization of goodwill for tax reporting purposes and not for financial reporting purposes and (b) certain prepaid expenses deducted currently for income tax purposes. The net operating losses will expire in 2027. At April 27, 2007 and April 28, 2006, the Company recorded a valuation allowance of $12,197,000 and $4,624,000, respectively, representing an increase of $7,573,000.

Note 10 Employee Benefit Plan

The Company maintains the Recycled Paper Greetings, Inc. Employees’ Retirement Savings Plan and Trust for the benefit of eligible employees. The plan is intended to provide for elective contributions by the participants pursuant to Section 401(k)(3) of the Internal Revenue Code plus employer matching contributions of up to 2 1/2 percent of participant’s compensation. The matching contributions to the plan approximated $414,000 and $402,000 for the years ended April 27, 2007 and April 28, 2006, respectively.

Note 11 Commitments, Contingencies and Related-Party Transactions

The Company leases certain office, warehouse and manufacturing facilities, and equipment under several month-to-month and noncancelable leases expiring at various dates through November 2018. In addition to specified rentals, the Company is responsible for real estate taxes and common area maintenance under certain real property leases.

RPG Holdings, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended April 27, 2007 and April 28, 2006

Note 11 Commitments, Contingencies and Related-Party Transactions, Continued

Minimum future lease commitments are:

2008	$841,000
2009	1,148,000
2010	1,430,000
2011	1,456,000
2012	1,119,000
Thereafter	7,800,000

$13,794,000

Total rent expense under these operating leases (excluding real estate taxes and common area maintenance) for the years ended April 27, 2007 and April 28, 2006, approximated $583,000 and $880,000, respectively, of which $488,000 and $798,000, respectively, was to related parties.

The Company did not incur any interest expense with related parties for the year ended April 27, 2007. Interest expense to related parties approximated $207,000 for the year ended April 28, 2006.

The Company is a defendant in legal proceedings arising in the ordinary course of business and is subject to unasserted claims. Although the outcome of these proceedings cannot be determined, it is the opinion of management, based on consultation with legal counsel, that any amounts payable upon resolution of these matters will not have a material impact on the consolidated financial statements.

Management and administrative expenses incurred related to entities affiliated through common ownership approximated $742,000 and $716,000 during the years ended in 2007 and 2006, respectively, of which $245,000 and $125,000 is included on the accompanying consolidated balance sheets in accrued expenses at April 27, 2007 and April 28, 2006, respectively.